EXHIBIT 5.1


                                                             January 25, 2001
Ceragon Networks Ltd.


Ladies and Gentlemen:

           We refer to the registration statement on Form S-8 (the "Registration Statement"), filed by Ceragon Networks Ltd., an Israeli company (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 7,196,500 of the Company's Ordinary Shares, nominal value NIS 0.01 each (the "Shares"), authorized for issuance under the Ceragon Networks Ltd. Key Employee Share Incentive Plan 1996 and the Ceragon Networks Ltd. Affiliate Employees Option Plan (collectively the "Plans").

           We are members of the Israeli Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

           As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Shares, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

           We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

           This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                              Very truly yours,

                                              /s/  Goldfarb, Levy, Eran & Co.